UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2013

Otelco Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 26, 2013, Otelco Inc. (the “Company”) received a deficiency letter (the “Notification Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Nasdaq Listing Qualifications Staff (the “Staff”) has determined that the Company’s Income Deposit Securities (“IDSs”) will be delisted from Nasdaq.

The Staff reached its determination under Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1 following the Company’s announcement on March 25, 2013 that the Company and each of its direct and indirect subsidiaries filed voluntary petitions for reorganization (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. The Chapter 11 Cases are being jointly administered under the caption “In re Otelco Inc., et al.,” Case No. 13-10593. The Notification Letter indicates that the Staff’s determination is based on the following factors:

●	the filing of the Chapter 11 Cases and associated public interest concerns raised by the Chapter 11 Cases;

●	concerns regarding the residual equity interest of the existing IDS holders; and

●
concerns about the Company’s ability to demonstrate compliance with all requirements for continued listing, and upon emerging from bankruptcy, the requirements for initial listing (specifically, concerns that the Company’s reorganization plan cannot be approved in a timely manner).

The Notification Letter also indicates that, absent an appeal, trading of the Company’s IDSs on Nasdaq will be suspended at the opening of business on April 4, 2013, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which would remove the Company’s IDSs from listing and registration on Nasdaq. The Company plans to appeal the Staff’s determination to delist the Company’s IDSs and request an oral hearing with respect to the appeal. The Company anticipates that the suspension of trading of the Company’s IDSs on Nasdaq and the filing of the Form 25-NSE with the SEC will be stayed pending a decision on the appeal.

If the Company’s appeal is not successful and the Company’s IDSs are thereafter delisted by Nasdaq, the Company’s IDSs may trade on the OTC Bulletin Board (the “OTCBB”) or the OTC Pink Marketplace (the “Pink Sheets”), but only if at least one market maker decides to quote the Company’s IDSs. If the Company’s IDSs are delisted by Nasdaq, there can be no assurance that any market maker will decide to quote the Company’s IDSs immediately following such delisting or at all, and thus there can be no assurance that the Company’s IDSs would be eligible to trade on the OTCBB or the Pink Sheets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: April 1, 2013
	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer